APPFOLIO, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN ARTICLE 1 PURPOSE; TERM 1.1 Purpose. The purposes of the Plan are to (a) enhance the Company’s ability to attract and retain the services of Eligible Employees upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) provide additional incentives to Eligible Employees to devote their effort and skill to the advancement of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. This Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. 1.2 Term. Unless earlier terminated as provided herein, the Plan will be effective on the Effective Date and will terminate 10 years from the Effective Date. ARTICLE 2 DEFINITIONS AND CONSTRUCTION For purposes of the Plan, terms not otherwise defined herein shall have the meanings indicated below: 2.1 “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee. 2.2 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan. 2.3 “Board” means the Board of Directors of the Company. 2.4 “Change in Control” means and includes each of the following, unless otherwise determined by the Committee: (a) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company), becoming the beneficial owner (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding for purposes herein, acquisitions pursuant to a Business Combination (as defined below) that does not constitute a Change in Control as defined in Section 2.4(b); (b) a merger, reorganization, or consolidation of the Company or in which equity securities of the Company are issued (each, a “Business Combination”), other than a merger, reorganization or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its direct or indirect parent) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity (or, as applicable, a direct or indirect parent of the Company or such surviving entity) outstanding immediately after such merger, reorganization or consolidation; provided, however, that a merger, reorganization or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in Section 2.4(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control;

2 (c) during the period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.4(a) or (b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale. Notwithstanding the foregoing, with respect to any payment hereunder that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under this Plan for purposes of such payment unless such event is also a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code. 2.5 “Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company and such other securities of the Company that may be substituted for Class A Common Stock pursuant to Article 8. 2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the treasury regulations and official guidance promulgated thereunder. 2.7 “Committee” means the Compensation Committee of the Board or a committee of two or more members of the Board appointed to administer the Plan as set forth in Section 11.1. 2.8 “Company” means AppFolio, Inc., a Delaware corporation. 2.9 “Compensation” of an Eligible Employee means the base compensation received by such Eligible Employee as compensation for services to the Company or any Related Corporation during the relevant period, excluding incentive or performance-based compensation (whether issued in the form of cash or equity), bonuses, overtime payments, sales commissions, travel and business expense reimbursements, fringe benefits, perquisites and other similar payments. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Eligible Employee’s net income. 2.10 “Effective Date” means June 14, 2024, subject to approval of this Plan (i) by the Board on or prior to such date, and (ii) by the Company’s stockholders on such date (and in any event within twelve (12) months of the date this Plan is adopted by the Board), in accordance with the requirements of the laws of the State of Delaware. 2.11 “Eligible Employee” means: (a) an Employee of the Company or any Related Corporation who would not, immediately after any rights under this Plan are granted, own (directly or through attribution) or be deemed to own for purposes of Section 423(b)(3) of the Code, five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or any Related Corporation. For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. (b) Notwithstanding the foregoing, the Administrator may, in its sole discretion, determine that an Employee of the Company or any Related Corporations shall not be eligible to participate in an Offering Period if:

3 (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code or is a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer of the Company or any Related Corporation thereof or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two (2) years); (iii) such Employee’s customary employment is for twenty (20) hours per week or less; (iv) such Employee’s customary employment is for less than five (5) months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under this Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under this Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause this Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) of this Section shall be applied in an identical manner under each Offering Period to all Employees of the Company or any Related Corporation, in accordance with Treasury Regulation Section 1.423-2(e). 2.12 “Employee” means any person who renders services to the Company or any Related Corporation as an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or any Related Corporation who does not render services to the Company or any Related Corporation as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period or such other period specified in Treasury Regulation Section 1.421-1(h)(2). 2.13 “Enrollment Date” means the first Trading Day of each Offering Period. 2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation. 2.15 “Fair Market Value” on any given date means the value of one share of Class A Common Stock, determined as follows: (a) If the Class A Common Stock is then listed or admitted for trading on The NASDAQ Stock Market or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on The NASDAQ Stock Market or principal stock exchange on which the Class A Common Stock is then listed or admitted for trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Class A Common Stock on The NASDAQ Stock Market or such exchange on the last preceding day on which a closing sale price is reported. (b) If the Class A Common Stock is not then listed or admitted for trading on The NASDAQ Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Class A Common Stock in the over-the-counter market on the date of valuation. (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code, which determination shall be conclusive and binding on all interested parties. 2.16 “Offering Period” means the periods of approximately six months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after June 1st of each year and terminating on the first Trading Day on or following November 30th, approximately six months later, and (ii) commencing on the first Trading Day on or after December 1st of each year and terminating on the first Trading Day

4 on or following May 30th, approximately six months later. The duration and timing of Offering Periods may be changed pursuant to Article 4 and Article 9. In no event may an Offering Period exceed twenty-seven (27) months. 2.17 “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. 2.18 “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Class A Common Stock pursuant to the Plan. 2.19 “Person” means any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act. 2.20 “Plan” means this AppFolio, Inc. 2025 Employee Stock Purchase Plan. 2.21 “Purchase Date” means the last Trading Day of each Offering Period. 2.22 “Purchase Price” means, with respect to a particular Offering Period, an amount equal to eighty- five percent (85%) of the Fair Market Value of a Share on the applicable Purchase Date; provided, however, that the Purchase Price for subsequent Offering Periods may be determined by the Administrator in its sole discretion subject to compliance with Section 423 of the Code (or any successor provision, or any other applicable law, regulation or stock exchange listing standard) or pursuant to Article 9 (provided that in no event shall the Purchase Price per Share be less than the par value per Share). 2.23 “Related Corporation” means any Parent or Subsidiary of the Company (to the extent established in the future). 2.24 “Securities Act” means the Securities Act of 1933, as amended from time to time. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation. 2.25 “Share” means a share of Class A Common Stock. 2.26 “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. 2.27 “Trading Day” means a day on which The NASDAQ Stock Market or principal stock exchange on which the Class A Common Stock is then listed or admitted for trading is open for trading or, if the Class A Common Stock is not listed on a securities exchange, means a business day, as determined by the Administrator in good faith. ARTICLE 3 SHARES SUBJECT TO THE PLAN 3.1 Number of Shares. Subject to Article 8, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 1,250,000 Shares. In addition, commencing on January 31, 2026 and on each January 31st thereafter during the term of the Plan, the number of Shares reserved and available for issuance under the Plan shall be increased by the lesser of (a) the number of Shares issued or transferred pursuant to rights

5 granted under the Plan during the preceding calendar year; (b) such lesser number of Shares as determined by the Administrator; or 1,250,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Class A Common Stock not purchased under such right shall again become available for the Plan. 3.2 Shares Distributed. The Shares available for issuance under the Plan may be authorized but unissued Shares, Shares held in treasury, or Shares reacquired by the Company. ARTICLE 4 OFFERING PERIODS 4.1 Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1st and December 1st each year, or on such other date as the Administrator will determine. The Administrator will have the authority to change the commencement date and duration of Offering Periods with respect to future offerings. ARTICLE 5 ELIGIBILITY AND PARTICIPATION 5.1 Eligibility. Any Eligible Employee who shall be employed by the Company or any Related Corporation on the day immediately preceding a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article 5 and the limitations imposed by Section 423(b) of the Code. 5.2 Enrollment in Plan. (a) An Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company in such form as the Administrator requires and by such time prior to the Enrollment Date for such Offering Period as is designated by the Administrator. (b) Each such agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company and any Related Corporation on each payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Compensation that is not less than one percent (1%) and not more than the maximum percentage specified by the Administrator (which percentage shall be ten percent (10%) in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company in a manner consistent with Section 12.5. (c) A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change in payroll deductions shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of a new subscription agreement evidencing the new payroll deduction election (or such shorter or longer period as may be specified by the Administrator). (d) A Participant may suspend payroll deductions at any time during an Offering Period. Any such suspension of payroll deductions shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of a written notice of suspension (or such shorter or longer period as may be specified by the Administrator). In the event a Participant elects to suspend his or her payroll deductions with respect to an Offering Period, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan in accordance with Article 7. A Participant

6 who suspends payroll deductions during an Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period. (e) Except as otherwise determined by the Administrator, in its sole discretion from time to time and subject to the requirements of Section 423 of the Code, a Participant may participate in the Plan only by means of payroll deductions and may not make contributions by lump sum payment for any Offering Period. 5.3 Payroll Deductions. Except as otherwise determined by the Administrator, in its sole discretion from time to time, payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date, and shall end with the last payroll in the Offering Period to which his or her authorization is applicable, unless sooner terminated by the Participant in accordance with Article 7. 5.4 Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant submits a new subscription agreement, withdraws from participation under the Plan in accordance with Article 7, or otherwise becomes ineligible to participate in the Plan. 5.5 Limitation on Purchase of Class A Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate that exceeds $25,000 of Fair Market Value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code. 5.6 Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (and any other limitations set forth in the Plan), a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code or Section 5.5 (or the other limitations set forth in the Plan) shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable following the Purchase Date. 5.7 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction. ARTICLE 6 GRANT AND EXERCISE OF RIGHTS 6.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares that an Eligible Employee may purchase during each Offering Period, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period, such number of Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price. The right shall expire on the last day of the Offering Period or, if earlier, the date on which the Participant withdraws from participation in the Plan in accordance with Section 7.1 or Section 7.4. 6.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions will be automatically applied to the purchase of whole Shares of the Company, up to the maximum number of Shares permitted pursuant to the terms of the Plan or as determined by the Administrator in its sole discretion from time to time, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Administrator specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the

7 purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period. 6.3 Purchase of Shares. As soon as practicable following the applicable Purchase Date, the number of shares of Class A Common Stock purchased by a Participant pursuant to Section 6.2 shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. 6.4 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Class A Common Stock are to be exercised pursuant to this Article 6 on such Purchase Date, and shall either (a) continue all Offering Periods then in effect, or (b) terminate any or all Offering Periods then in effect pursuant to Article 9. The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date. 6.5 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Class A Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Class A Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Class A Common Stock by the Participant. 6.6 Conditions to Issuance of Class A Common Stock. The Company shall not be required to issue or deliver any certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions: (a) The admission of such Shares to listing on the principal stock exchange, if any, on which the Class A Common Stock is then listed or admitted for trading; and (b) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rules or regulations of the Securities and Exchange Commission, or any other governmental regulatory body that the Administrator shall, in its sole discretion, deem necessary or advisable; and (c) The obtaining of any approval, authorization or waiver from any state or federal governmental agency that the Administrator shall, in its sole discretion, determine to be necessary or advisable; and (d) The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any. 6.7 Holding Period. Unless otherwise determined by the Administrator, Shares issued on a Purchase Date shall be subject to a one year holding period from the Purchase Date.

8 ARTICLE 7 WITHDRAWAL; CESSATION OF ELIGIBILITY 7.1 Withdrawal. A Participant may elect to withdraw from participation in the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator no later than five (5) business days prior to the end of the Offering Period. All of the payroll deductions credited to the Participant’s account and not yet used to exercise his or her rights under the Plan shall be paid to the Participant as soon as reasonably practicable after receipt of the notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers a new subscription agreement to the Company. 7.2 Suspension. A Participant may suspend payroll deductions at any time during an Offering Period in accordance with Section 5.2(d). In the event a Participant elects to suspend his or her payroll deductions with respect to an Offering Period, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan in accordance with Section 7.1. 7.3 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws. 7.4 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article 7 and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.1, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. ARTICLE 8 ADJUSTMENTS UPON CHANGES IN STOCK 8.1 Changes in Capital Structure. Subject to Section 8.3, in the event, after the Effective Date, of any stock dividend, stock split, combination or reclassification of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other similar corporate event affecting the Class A Common Stock, the Administrator may make such proportionate adjustments, if any, as the Administrator in its sole discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments to the limitations in Section 3.1), (b) the Purchase Price with respect to any outstanding rights, and (c) the class(es) and number of shares and price per Share subject to outstanding rights. 8.2 Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1, or any unusual or nonrecurring transactions or events affecting the Company or its outstanding capital stock (including, without limitation, any Change in Control), and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events, or to give effect to changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions: (a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator;

9 (b) To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future; (d) To provide that Participants’ accumulated payroll deductions may be used to purchase Class A Common Stock prior to the next scheduled Purchase Date on such date as the Administrator determines and that Participants’ rights under the ongoing Offering Period(s) shall terminate; and (e) To provide that all outstanding rights shall terminate without being exercised. 8.3 No Adjustment Under Certain Circumstances. No adjustment or action described in this Article 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code. 8.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other Related Corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares that a Participant shall have the right to buy in any Offering Period or that are available for issuance under the Plan. ARTICLE 9 AMENDMENT, MODIFICATION, SUSPENSION AND TERMINATION 9.1 Amendment, Modification, Suspension and Termination. The Administrator may amend, modify, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan: (a) to increase the aggregate number, or change the type, of Shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article 8), (b) to change the scope of the Participants under the Plan, (c) to change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, (d) if required by the applicable rules or continued listing requirements adopted by The NASDAQ Stock Market or the principal exchange on which the Shares are then listed or admitted for trading, or (e) change the Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury regulation Section 1.423-2(c)(4). No rights may be granted under the Plan during any period of suspension. 9.2 Certain Changes to Plan. Without obtaining stockholder consent, without regard to whether any Participant’s rights may be considered to have been adversely affected, and to the extent permitted by Section 423 of the Code, the Administrator may, in its sole discretion, (a) change the commencement date of or terminate Offering Periods, (b) change the duration of Offering Periods, (c) limit the frequency and/or number of changes in the amount withheld during an Offering Period, (d) calculate the Compensation amount for any Eligible Employee, (e) establish the maximum amount of Compensation for which payroll deductions can be made, (f) set the time for delivery of notices under the Plan, (g) permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, (h) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and (i) establish such other limitations or procedures as the Administrator determines to be advisable, in its sole discretion, that are consistent with the Plan.

10 9.3 Unfavorable Financial or Accounting Consequences. Without obtaining stockholder consent, in the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial or accounting consequences, the Administrator may, in its sole discretion, modify or amend the Plan to reduce or eliminate such accounting or financial consequence including, but not limited to, (a) altering the calculation of the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price, and (b) modifying the duration of any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the change in the Offering Period. 9.4 Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s account shall be refunded as soon as practicable after such termination. Additionally, the Administrator may, in its discretion, shorten the current Offering Period such that the Purchase Date for such Offering Period occurs prior to the termination of the Plan. ARTICLE 10 STOCKHOLDER APPROVAL 10.1 Stockholder Approval. The Plan will be subject to approval by the stockholders, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board. No right may be granted under the Plan prior to such stockholder approval. ARTICLE 11 ADMINISTRATION 11.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee, which shall consist of two (2) or more members of the Board. For purposes of this Plan, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. Each of the members of the Committee shall meet the independence requirements under the then applicable rules or continued listing requirements adopted by The NASDAQ Stock Market or the principal exchange on which the Shares are then listed or admitted for trading. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant. 11.2 Authority of Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan (including, without limitation, in Article 9) or by law, the Administrator shall have full power and authority to: (a) determine the persons to whom, and the time or times at which, rights to purchase Shares shall be granted under the Plan and the provisions of each offering of such rights (which need not be identical), (b) interpret the Plan and the rights granted under it, (c) establish, amend and revoke rules and regulations for the administration of the Plan, (d) correct any defect or omission, or reconcile any inconsistency in the Plan, (e) amend the Plan as provided in Article 9, (f) exercise such powers and perform such acts as the Administrator deems necessary to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code, (g) impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under this Plan for a period of time determined by the Administrator in its discretion, and (h) make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. 11.3 Expenses. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, brokerage firms, banks, financial institutions or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or

11 valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. 11.4 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company to whom duties are delegated under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan. ARTICLE 12 MISCELLANEOUS 12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder. 12.2 Rights as a Stockholder. Participant shall not be deemed to be a holder of, or to have any of the rights of a holder with respect to, Shares subject to a right granted under the Plan unless and until such Shares have been issued to the Participant in accordance with Section 6.3, the Company’s transfer agent shall have transferred the Shares to Participant, and Participant’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, Participant shall have full voting, dividend and other ownership rights with respect to such Shares. 12.3 Interest. In no event shall interest accrue on the payroll deductions of a Participant under the Plan. 12.4 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. 12.5 Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. 12.6 Account Statements. Individual accounts shall be maintained for each Participant in the Plan. Statements of individual accounts shall be given to Participants at least annually, which statements shall set forth the amount of payroll deductions made, the Purchase Price paid, the number of Shares purchased, and the remaining cash balance, if any. The Committee may delegate responsibility to prepare and distribute the account statements to an Agent and/or Employees. 12.7 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Eligible Employee or Participant to be consideration for, or an inducement to, or a condition of, the employment of any Eligible Employee or Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Related Corporation or to interfere with the right of the Company or any Related Corporation to discharge any Eligible Employee or Participant at any time. 12.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in the Plan shall be construed to limit the right of the Company to establish any other forms of incentives or compensation for Employees of the Company or any Related Corporation. 12.9 Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional

12 limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. 12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer, the amount and type of consideration realized (cash, other property, assumption of indebtedness or other consideration) by the Participant in such disposition or other transfer, and such additional information as may be requested by the Administrator. 12.11 Equal Rights and Privileges. All Eligible Employees of the Company and any Related Corporation shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of this Plan that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. 12.12 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction. 12.13 Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which a Participant has access). 12.14 Section 409A of the Code. The Plan and the rights to purchase Shares granted pursuant to offerings thereunder are intended to be exempt from the application of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A of the Code or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom. * * * * *